                                                                    Exhibit 3.16

                       TRITON PCS FINANCE COMPANY, INC.






                                    BYLAWS






                        Adopted as of October 25, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1. STOCKHOLDERS.....................................................   1

1.1 Annual Meeting..........................................................   1
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1.2 Special Meetings........................................................   1
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1.3 Notice of Meetings; Waiver..............................................   1
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1.4 Quorum..................................................................   2
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1.5 Voting..................................................................   2
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1.6 Voting by Ballot........................................................   2
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1.7 Adjournment.............................................................   2
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1.8 Proxies.................................................................   3
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1.9 Organization; Procedure.................................................   3
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1.10 Consent of Stockholders in Lieu of Meeting.............................   3
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ARTICLE 2. BOARD OF DIRECTORS...............................................   3

2.1 General Powers..........................................................   3
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2.2 Number and Term of Office...............................................   4
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2.3 Election of Directors...................................................   4
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2.4 Annual and Regular Meetings.............................................   4
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2.5 Special Meetings; Notice................................................   4
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2.6 Quorum; Voting..........................................................   5
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2.7 Adjournment.............................................................   5
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2.8 Action Without a Meeting................................................   5
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2.9 Regulations; Manner of Acting...........................................   5
---------------------------------
2.10 Action by Telephonic Communications....................................   5
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2.11 Resignation............................................................   5
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2.12 Removal of Directors...................................................   5
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2.13 Vacancies and Newly Created Directorships..............................   6
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2.14 Compensation...........................................................   6
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2.15 Reliance on Accounts and Reports, etc..................................   6
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ARTICLE 3. EXECUTIVE COMMITTEE AND OTHER COMMITTEES.........................   6

3.1 How Constituted.........................................................   6
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3.2 Powers..................................................................   7
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3.3 Quorum; Voting..........................................................   7
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3.4 Action without a Meeting................................................   7
----------------------------
3.5 Regulations; Manner of Acting...........................................   7
---------------------------------
3.6 Action by Telephonic Communications.....................................   7
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3.7 Resignation.............................................................   8
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3.8 Removal.................................................................   8
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3.9 Vacancies...............................................................   8
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ARTICLE 4. OFFICERS.........................................................   8

4.1 Titles..................................................................   8
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

4.2 Election................................................................   8
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4.3 Salaries................................................................   8
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4.4 Removal and Resignation; Vacancies......................................   8
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4.5 Authority and Duties....................................................   9
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4.6 The Chairman of the Board...............................................   9
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4.7 The President...........................................................   9
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4.8 The Vice Presidents.....................................................  10
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4.9 The Secretary...........................................................  10
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4.10 The Treasurer..........................................................  11
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4.11 Additional Officers....................................................  11
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4.12 Security...............................................................  11
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ARTICLE 5. CAPITAL STOCK....................................................  12

5.1 Certificates of Stock, Uncertificated Shares............................  12
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5.2 Signatures; Facsimile...................................................  12
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5.3 Lost, Stolen or Destroyed Certificates..................................  12
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5.4 Transfer of Stock.......................................................  12
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5.5 Record Date.............................................................  13
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5.6 Registered Stockholders.................................................  13
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5.7 Transfer Agent and Registrar............................................  13
---------------------------------

ARTICLE 6. INDEMNIFICATION..................................................  13

6.1 Indemnification.........................................................  13
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6.2 Definition..............................................................  14
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ARTICLE 7. OFFICES..........................................................  14

7.1 Registered Office.......................................................  14
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7.2 Other Offices...........................................................  14
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ARTICLE 8. GENERAL PROVISIONS...............................................  14

8.1 Dividends...............................................................  14
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8.2 Reserves................................................................  14
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8.3 Execution of Instruments................................................  15
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8.4 Corporate Indebtedness..................................................  15
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8.5 Deposits................................................................  15
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8.6 Checks..................................................................  15
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8.7 Sale, Transfer, etc. of Securities......................................  15
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8.8 Voting as Stockholder...................................................  15
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8.9 Fiscal Year.............................................................  16
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8.10 Seal...................................................................  16
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8.11 Books and Records 16
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ARTICLE 9. AMENDMENT OF BYLAWS..............................................  16

9.1 Amendment...............................................................  16
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ARTICLE 10. CONSTRUCTION....................................................  17

10.1  Construction..........................................................  17
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

                                    BYLAWS

                       TRITON PCS FINANCE COMPANY, INC.


                                  ARTICLE 1.

                                 STOCKHOLDERS

     Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at such place, either within or without the State of Delaware, at 9:00 A.M. on the second Wednesday of each April of each year (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).]

     Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board (or, in the event of his absence or disability, by the President), or by the Board of Directors. A special meeting shall be called by the Chairman of the Board (or, in the event of his absence or disability, by the President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than 10% of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Any such special meeting of the stockholders shall be held at such place, within or without the State of Delaware, as shall be specified in the notice or waiver of notice thereof. [Section 211(d).]

     Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

     Whenever notice is required to be given to stockholders hereunder, a written waiver, signed by a stockholder, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

     Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

     Voting. If, pursuant to Section 5.5 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216]

     Voting by Ballot. No vote of the stockholders need be taken by written ballot or conducted by inspectors of election, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

     Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.5 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.3 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

     Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. [Section 212(b), (c).]

     Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his absence or disability, the President or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

     Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing. [Section 228.]


                                  ARTICLE 2.

                              BOARD OF DIRECTORS

     General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

     Number and Term of Office. The Board of Directors shall consist of one to three members, as determined by and as may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b).]

     Election of Directors. Except as otherwise provided in Sections 2.12 and
2.13 of these Bylaws, the Directors shall be elected at each annual meeting of the stockholders; provided, however, that unless otherwise named in the Certificate of Incorporation, the initial Board of Directors shall be elected by the incorporator(s) of the Corporation. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 211(b), (c), 216.]

     Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, facsimile or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Section 141(g).]

     Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or, in the event of his absence or disability, by the President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone or facsimile, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

     Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b).]

     Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.5 shall be given to each Director.

     Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

     Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Resignation. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

     Removal of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of stockholders called for that purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these Bylaws. [Section 141(k).]

     Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders. [Section 223.]

     Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

     Reliance on Accounts and Reports, etc. A member of the Board of Directors, or a member of any Committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including without limitation independent certified public accountants and appraisers. [Section 141(e).]

                                    ARTICLE 3.

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     How Constituted. The Board of Directors may designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. In addition, unless the Board of Directors has so designated an alternate member of such Committee, in the absence or disqualification of a member of such Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or redesignated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c).]

     Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, if created by the Board of Directors, and except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee shall have and may exercise such powers of the Board of Directors as may be provided by resolution of the Board, provided, that neither the Executive Committee nor any such other Committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any of these Bylaws. The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

     Quorum; Voting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. [Section 141(c).]

     Action without a Meeting. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.

     Regulations; Manner of Acting. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceeding. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

     Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Resignation. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Removal. Any member (any alternate member) of any Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the whole Board of Directors.

     Vacancies. If any vacancy shall occur in any Committee, by reason of death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors or the remaining members of the Committee as provided in Section
3.1 hereof.


                                  ARTICLE 4.

                                   OFFICERS

     Titles. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine, and shall also elect a Chairman of the Board. Any number of offices may be held by the same person. No officer need be a Director of the Corporation. [Section 142(a), (b).]

     Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal. [Section 142(b).]

     Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Removal and Resignation; Vacancies. Any officer may be removed with or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 142(b), (e).]

     Authority and Duties. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

     The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and directors, shall be the chief executive officer of the Corporation and, together with the President and subject to the directions of the Board of Directors, shall have general control and supervision of the business and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a Chairman of the Board of a corporation. He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and, together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chairman of the Board, the President or the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     The President. The President shall be the chief operating officer of the Corporation and, together with the Chairman of the Board and subject to the directions of the Board of Directors, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and directors. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief operating officer of a corporation. He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and, together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chairman of the Board, the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Chairman of the Board or the Board of Directors may from time to time prescribe.

     The Vice Presidents. Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the President. In the absence of the President, the duties of the President shall be performed and his powers may be exercised by such Vice President as shall be designated by the President, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their election to that office; subject in any case to review and superseding action by the President.

     The Secretary. The Secretary shall have the following powers and duties:

     He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

     He shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law.

     Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

     He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed he may attest to same.

     He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these Bylaws.

     He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

     He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

     He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Bylaws or as may be assigned to him from time to time by the Board of Directors or the President.

     The Treasurer. The Treasurer shall have the following powers and duties:

     He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

     He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.5 of these Bylaws.

     He shall cause moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.6 of these Bylaws) upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

     He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

     He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

     He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

     He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these Bylaws or as may be assigned to him from time to time by the Board of Directors, or the President.

     Additional Officers. The Board of Directors may appoint such other officers and agents as it my deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, with or without cause. [Section 142(a), (b).]

     Security. The Board of Directors may direct that the Corporation secure the fidelity of any or all of its officers or agents by bond or otherwise. [Section 142(c).]


                                  ARTICLE 5.

                                 CAPITAL STOCK

     Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws. [Section 158.]

     Signatures; Facsimile. All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158.]

     Lost, Stolen or Destroyed Certificates. The Secretary of the Corporation may cause a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation, alleged to have been lost, stolen or destroyed, upon delivery to the Secretary of an affidavit of the owner or owners of such certificate, or his or their legal representative setting forth such allegation. The Secretary may require the owner or owners of such lost, stolen or destroyed certificate, or his or their legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares. [Section 167.]

     Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to
Section 151, 156, 202(a) or 218(a) of the General Corporation Law. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. [Sections 151(f), 156, 202(a), 218(a).]

     Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. [Section 213(a)-(c).]

     Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

     Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                  ARTICLE 6.

                                INDEMNIFICATION

     Indemnification. The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons who may serve or who have served at any time as Directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as Directors or officers of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. [Section 145.]

     Definition. For purposes of this Article, the term "Corporation" shall include constituent corporations referred to in Subsection (h) of Section 145 of the General Corporation Law (or any similar provision of applicable law at the time in effect).


                                  ARTICLE 7.

                                   OFFICES

     Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the Corporation's registered agent shall be the Corporation Trust Company.

     Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                         ARTICLE 8. GENERAL PROVISIONS

     Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation. [Section 173.]

     Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

     Execution of Instruments. The Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chairman of the Board or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of any interest thereon, by instruments executed and delivered in the name of the Corporation.

     Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors, Chairman of the Board or the President to make such determination.

     Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, Chairman of the Board or the President from time to time may determine.

     Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, Chairman of the Board or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors, Chairman of the Board or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, Chairman of the Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall end in each case on December 31.

     Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                  ARTICLE 9.

                              AMENDMENT OF BYLAWS

     Amendment. These Bylaws may be amended, altered or repealed:

     by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

     at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. [Section 109(a).]


                                 ARTICLE 10.

                                 CONSTRUCTION

     Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of the Certificate of Incorporation shall be controlling.